UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2018

Commission file number 001-31617

BRISTOW GROUP INC.

(Exact name of registrant as specified in charter)

Delaware	72-0679819
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2103 City West Blvd., 4th Floor, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

None

Former name, former address and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 21, 2018, Bristow Group Inc. (the “Company”) issued a press release announcing the results to date for the Company’s previously announced solicitation of consents (the “Consent Solicitation”) from holders of its outstanding 8.75% Senior Secured Notes due 2023 (the “Notes”) to amend certain provisions of the indenture governing the Notes (the “Proposed Amendment”), a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As of November 21, 2018, the requisite consents (the “Requisite Consents”) to effect the Proposed Amendment, as described in the Consent Solicitation Statement dated November 13, 2018, as amended by Amendment No. 1 thereto, dated November 15, 2018 (as amended, the “Consent Solicitation Statement”), were received. Accordingly, on November 21, 2018, the Company, as issuer, Bristow U.S. LLC, Bristow U.S. Leasing LLC, Bristow Alaska Inc., BHNA Holdings Inc. and Bristow Helicopters Inc., as guarantors (collectively, the “Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”), executed and delivered a supplemental indenture (the “Supplemental Indenture”) to that certain indenture, dated as of March 6, 2018 (the “Indenture”), among the Company, the Guarantors, the Trustee and Collateral Agent, relating to the Notes.

The Supplemental Indenture revised the definition of “Excluded Assets” in the Indenture to include all proceeds, products, substitutions or replacements of, and rights and privileges with respect to, assets or Equity Interests (as defined in the Indenture) in Unrestricted Subsidiaries (as defined in the Indenture), in each case included or required or purported to be included in any pledge of such assets or Equity Interests of Unrestricted Subsidiaries to secure other indebtedness for so long as such pledge has not been released. The Supplemental Indenture became effective upon the execution and delivery thereof, but will become operative only upon the delivery of a cash payment to eligible holders of the Notes who validly delivered consents and did not revoke consents prior to the receipt of the Requisite Consents. The Company expects to deliver such payment to such holders substantially concurrently with the closing of the Company’s previously announced acquisition of Columbia Helicopters, Inc.

The foregoing description of the Indenture and the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the Supplemental Indenture, copies of which are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

This Current Report on Form 8-K is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of consents with respect to any securities. The Consent Solicitation was made solely by the Consent Solicitation Statement and was subject to the terms and conditions stated therein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of March 6, 2018, among the Company, the Guarantors, the Trustee and the Collateral Agent (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-K filed on March 6, 2018 (File No. 001-31617)).

4.2	First Supplemental Indenture, dated as of November 21, 2018, among the Company, the Guarantors, the Trustee and the Collateral Agent.

99.1	Press Release, dated as of November 21, 2018.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.

Date: November 21, 2018	By:	/s/ L. Don Miller
L. Don Miller
Senior Vice President and Chief Financial Officer